UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2014

JAKKS PACIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22619 Pacific Coast Highway, Malibu, California	90265
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 456-7799

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 27, 2014, we entered into a Credit Agreement, Revolving Loan Note, Guaranty and Security Agreement and other ancillary documents and agreements (the “Credit Line Documents”) with General Electric Capital Corporation (“GE Capital”), as a Lender (as defined below) and as the agent (in such capacity, “Agent”) for the lenders from time to time party to the Credit Line Documents (collectively, “Lenders”) and the other “Secured Parties” under and as defined therein, with respect to the issuance to us by Lenders of a $75,000,000 revolving line of credit (the “Credit Line”). To secure our obligations under the Credit Line, we granted to Agent, for the benefit of Secured Parties, a security interest in a substantial amount of our consolidated assets, including much of our inventory, accounts receivable, intellectual property and the pledge of the majority of the capital stock of various of our subsidiaries. We may use the funds from the Credit Line to repurchase our outstanding convertible notes due November 2014, for working capital, capital expenditures and other general corporate purposes, subject to certain negative covenants set forth in the Credit Line Documents. All outstanding borrowings under the Credit Line are due, and the Credit Line terminates, no later than March 27, 2017, unless sooner terminated in accordance with its terms. The foregoing description of the Credit Line Documents are qualified in their entirety by reference to the Credit Agreement, Revolving Loan Note and Guaranty and Security Agreement, copies of which are filed as exhibits to this Form 8-K and are incorporated by reference in this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above, on March 27, 2014, we entered into the Credit Line Documents with Lenders with respect to the issuance to us by Lenders of a $75,000,000 revolving line of credit of which $10,000,000 was immediately borrowed. Any amounts borrowed under the Credit Line are our senior secured obligations. Borrowings under the Credit Line accrue interest, at our option, at either (i) LIBOR plus 3.25% (325 basis points per annum), (ii) prime rate plus 2.25% (225 basis points per annum) or (iii) federal funds rate plus 2.75% (275 basis points per annum). All outstanding borrowings under the Credit Line are accelerated and become immediately due and payable (and the Credit Line terminates) in the event of a default under the Credit Line Documents which includes, among other things, the following events: breach of certain covenants or representations contained in the Credit Line Documents, defaults under other loans or obligations, involvement in bankruptcy proceedings, an occurrence of a change of control or an event constituting a material adverse effect on us (as such terms are defined in the Credit Line Documents). The Credit Line Documents also contain negative covenants which, during the life of the Credit Line, prohibit and/or limit us from, among other things, the following: incurring certain types of other debt, acquiring other companies, making certain expenditures or investments, changing the character of our business, and certain changes to our executive officers. The foregoing description of the Credit Line is qualified in its entirety by reference to the Credit Line Documents, copies of which are filed as exhibits to this Form 8-K and are incorporated by reference in this Item 2.03.

Additional information is provided in Item 1.01 above and is incorporated herein by reference to this Item 2.03.

The foregoing is only a summary of certain of the terms of the Credit Line Documents. For a complete description, copies of such documents are annexed hereto as exhibits.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Credit Agreement dated as of March 27, 2014 among Registrant and its US wholly-owned subsidiaries and General Electric Capital Corporation

10.2	Revolving Loan Note dated March 27, 2014 in the amount of $75,000,000 issued by General Electric Corporation to JAKKS Pacific, Inc., Creative Designs International, Ltd., Disguise, Inc., JAKKS Sales Corporation, Maui, Inc., Moose Mountain Marketing, Inc., and Kids Only, Inc.

10.3	Guaranty and Security Agreement dated as of March 27, 2014 among GE Capital, as Agent for Secured Parties, JAKKS Pacific, Inc., Creative Designs International, Ltd., Disguise, Inc., JAKKS Sales Corporation, Maui, Inc., Moose Mountain Marketing, Inc., and Kids Only, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Dated: April 2, 2014
	By:	/s/ JOEL M. BENNETT
Joel M. Bennett, CFO

EXHIBIT INDEX

Exhibit	Description

10.1	Credit Agreement dated as of March 27, 2014 among Registrant and its US wholly-owned subsidiaries and General Electric Capital Corporation

10.2	Revolving Loan Note dated March 27, 2014 in the amount of $75,000,000 issued by General Electric Corporation to JAKKS Pacific, Inc., Creative Designs International, Ltd., Disguise, Inc., JAKKS Sales Corporation, Maui, Inc., Moose Mountain Marketing, Inc., and Kids Only, Inc.

10.3	Guaranty and Security Agreement dated as of March 27, 2014 among GE Capital, as Agent for Secured Parties, JAKKS Pacific, Inc., Creative Designs International, Ltd., Disguise, Inc., JAKKS Sales Corporation, Maui, Inc., Moose Mountain Marketing, Inc., and Kids Only, Inc.